UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ECOTALITY, INC.
(Exact name of registrant as specified in its charter)

Nevada	68-0515422
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Rio Salado Parkway, Tempe, AZ	85281
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates:  N/A

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to Be Registered.

A description of the Common Stock, par value $0.001 per share, of Ecotality, Inc. is set forth under the caption “Description Of Securities To Be Registered—Common Stock” in the Ecotality, Inc. Registration Statement on Form SB-2 (File No. 333-140612) originally filed with the Securities and Exchange Commission on January 8, 2008, as amended, including the form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated in this Item 1 by reference.

Item 2.  Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ECOTALITY, INC.

By:
Name: Jonathan R. Read
Title: Chief Executive Officer

Dated:  May 14, 2010